Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Chen Xing Hua and Hu Wen Ding, the Chief Executive Officer and interim Chief Financial Officer, respectively, of CHINA WATER AND DRINKS INC. (the “Company”), DO HEREBY CERTIFY that:

1.	The Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, each of the undersigned has executed this statement this 12th day of June, 2008.

/s/ Chen Xing Hua
Chen Xing Hua Chief Executive Officer

/s/ Hu Wen Ding
Hu Wen Ding Interim Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to China Water and Drinks Inc. and will be retained by China Water and Drinks Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.